RESOLUTION OF THE
                               BOARD OF DIRECTORS
                                THE HERITAGE BANK

                                JANUARY 21, 1998

WHEREAS, The Board of Directors decided that members of the Board of Directors should be subject to the same limits on loans to one borrower that bank regulations require for non-insiders;

WHEREAS, The Board of Directors approved a revised loan policy on August 27, 1997, that incorporates this change;

WHEREAS, The amount of loans to directors is determined by the bylaws of the corporation; therefore, be it

RESOLVED,  That the Bylaws of The Heritage Bank be amended by making a change to
Article VIII, Section 4, as follows:

         The total loans to any one director and related interest(s) shall be limited to the Bank's legal lending limit (15% of unimpaired capital and unimpaired surplus) and shall be in compliance with Regulation "O."

         The total of all loans to all directors and/or their interest(s), in the aggregate, shall not exceed the Bank's unimpaired capital and unimpaired surplus.

/s/ George K. Degnon                               1-21-98
------------------------------                     ---------------------
George K. Degnon, Secretary                        Date

                                RESOLUTION OF THE
                               BOARD OF DIRECTORS
                                THE HERITAGE BANK

                                 APRIL 23, 1997

WHEREAS, pursuant to Article IX, Section 1, of the Bylaws of The Heritage Bank, The Board of Directors at its regularly scheduled meeting held on Wednesday, April 23, 1997, unanimously passed the following Bylaw Amendment:

RESOLVED,  That the Bylaws of The Heritage Bank be amended by making a change to
Article III, Section 1, as follows:

         Between the phrase "board of" and phrase "directors who shall be", insert the words, "a minimum of five to a maximum of ten"



/s/ George K. Degnon                               4-23-97
------------------------------                     ---------------------
George K. Degnon, Secretary                        Date

                                RESOLUTION OF THE
                               BOARD OF DIRECTORS
                                THE HERITAGE BANK

                               SEPTEMBER 25, 1996

WHEREAS, The Board of Directors at a meeting held on Wednesday, September 25, 1996, pursuant to Article III, Section 3, of the Bylaws of The Heritage Bank, amended the regularly-scheduled meetings of the Board of Directors; now, therefore, be it

RESOLVED, That regular meetings of the Board of Directors shall be reduced from two meetings every month to one meeting on the fourth Wednesday of every month.



/S/ George K. Degnon
----------------------------------
George K.  Degnon, Secretary

                           RESOLUTION OF THE DIRECTORS
                                THE HERITAGE BANK

                                OCTOBER 26, 1994

WHEREAS, pursuant to Article VIII, Section 4, of the Bylaws of The Heritage Bank, The Board of Directors at its regularly scheduled meeting held on Wednesday, October 26, 1994 unanimously passed the following Bylaw Amendment:

RESOLVED,  that the Bylaws of The Heritage Bank be amended by making a change to
Article VIII, Section 4, as follows:

         Replace the words Two Hundred Thousand Dollars ($200,000) with Three Hundred and Fifty Thousand Dollars ($350,000).




/S/ George K. Degnon                               10-26-94
------------------------------                     ---------------------
George K. Degnon, Secretary                        Date

                            UNANIMOUS WRITTEN CONSENT
                                OF THE DIRECTORS
                          IN LIEU OF A SPECIAL MEETING
                            OF THE BOARD OF DIRECTORS
                                       OF
                                THE HERITAGE BANK

                                  June 6, 1993


The undersigned, being all of the Directors of the Heritage Bank, a Virginia corporation, hereby adopt the following resolutions by unanimous written consent in lieu of a meeting of Directors pursuant to Title 13.1 of the Code of
Virginia:

WHEREAS,  The Board  determined that it was necessary to amend the Bylaws of the
corporation   to  authorize   the   President  and  Secretary  to  sign  Warrant
Certificates as well as Stock Certificates and

WHEREAS, The individual Directors have submitted their written consents which are attached hereto and are a part hereof.

It is therefore

RESOLVED, that Article I, Sections 1, 2 and 3 of the Bylaws be amended as follows:

         Sections 1 and 2 insert the words "and warrants" immediately following the word "stock".

         Section 3, insert the words "or warrant" immediately following the word "stock".

/s/ Harold E. Lieding                             June 6, 1993
----------------------------------                ------------------------
Harold E. Lieding, Secretary                      Date

                           RESOLUTION OF THE DIRECTORS
                              OF THE HERITAGE BANK

                                  May 12, 1993

WHEREAS, pursuant to Article IX, Section 1, of the Bylaws of The Heritage Bank, The Board of Directors at its regularly scheduled meeting held on Wednesday, May 12, 1993 unanimously passed the following Bylaw Amendment:

RESOLVED,  that the Bylaws of the Heritage Bank be amended by making a change to
Article III, Section 1, as follows:

         Between the phrase "board of" and phrase "directors who shall be", insert the words, "a minimum of five to a maximum of seven".




/s/ Harold E. Lieding                              May 12, 1993
------------------------------                     ---------------------
Harold E. Lieding, Secretary                       Date